TONKON, TORP, GALEN, MARMAUKE & BOOTH
                                ATTORNEYS AT LAW
                               1600 PIONEER TOWER
                             888 S.W. FIFTH AVENUE
                          PORTLAND, OREGON 97204-2099
                                 (503) 221-1440
                               FAX (503) 274-8779


                              ______________, 1997




To the Board of Directors
    of Agritope, Inc.
8505 S.W. Creekside Place
Beaverton, Oregon 97008

                  Re:   Registration Statement on Form S-1


            We have acted as counsel to Agritope, Inc., an Oregon corporation ("Agritope"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of Agritope's Registration Statement on Form S-1 (Registration No. 333-_______) (the "Registration Statement"). The Registration Statement relates to the distribution as a dividend of up to 5,000,000 shares of Agritope's common stock, no par value, including certain preferred stock purchase rights (the "Agritope Stock"), to shareholders of Epitope, Inc., an Oregon corporation ("Epitope") pursuant to Agritope's spin-off from Epitope (the "Spin-Off").

            In our capacity as such counsel, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, documents, certificates and other agreements and instruments as we have deemed necessary or appropriate to enable us to render the opinions hereinafter expressed.

            Based  on  the   foregoing,   and  having   regard  for  such  legal
considerations as we deem relevant, we are of the following opinions:

            1. The Agritope Stock has been duly authorized by all necessary corporate action of Agritope.

            2. When distributed by Epitope to its  shareholders  pursuant to the
Spin-Off,   the  Agritope  Stock  will  be  validly   issued,   fully  paid  and
nonassessable.

            We are members of the bar of the State of Oregon and are expressing our opinion only as to matters of Oregon law.

            We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related prospectus.
                                          Very truly yours,